SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into this 31st day of August, 2005, by and between Lawrence Hospitality Associates, L.P., a limited partnership organized and existing under the laws of the State of Kansas (“LHA”), Manhattan Hospitality Associates, L.P., a limited partnership organized and existing under the laws of the State of Kansas (“MHA”), Servico, Inc., a Florida corporation (“Servico”), Lodgian Inc., a Delaware corporation (“Lodgian”), Lodgian Management, Corp., a Delaware corporation (“Property Manager”) (LHA, MHA, Servico, Lodgian, and the Property Manager may be collectively referred to as the “Lodgian Entities”), and JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, in its capacity as Trustee under two separate Trust Indentures each dated as of January 1, 1997 (more fully defined below) (not in its individual capacity, but solely in its capacity as Trustee, the “Trustee”).

WITNESSETH:

WHEREAS, the Trustee is successor to Texas Commerce Bank National Association, and Texas Commerce Bank National Association is the assignee of all right, title and interest of Column Financial, Inc. in certain prior Financing Documents (as defined below); and

WHEREAS, the Trustee and the City of Manhattan, Kansas, a municipal corporation duly organized and existing under the laws of the State of Kansas (“Manhattan”), are parties to that certain Trust Indenture dated as of January 1, 1997 (the “Manhattan Indenture”) authorizing the issuance of the $6,750,000 Revenue Refunding Bonds (Holiday Inn Project), Senior Series 1997A (the “Manhattan Bonds”); and

WHEREAS, the Trustee and the City of Lawrence, Kansas, a municipal corporation duly organized and existing under the laws of the State of Kansas (“Lawrence”), are parties to that certain Trust Indenture dated as of January 1, 1997 (the “Lawrence Indenture” and collectively with the Manhattan Indenture, the “Indentures”), authorizing the issuance of the $6,750,000 Revenue Refunding Bonds (Holiday Inn Project), Senior A Series 1997A (the “Lawrence Bonds” and together with the Manhattan Bonds, collectively, the “Bonds”); and

WHEREAS, LHA, as lessee, and Lawrence, as owner and lessor, are parties to the Amended and Restated Lease Agreement dated as of January 1, 1997 (the “Lawrence Lease”), pursuant to which, Lawrence leased the Lawrence Holiday Inn Project (the “Lawrence Property”) to LHA; and

WHEREAS, MHA, as lessee, and Manhattan, as owner and lessor, are parties to the Amended and Restated Lease Agreement dated as of January 1, 1997 (the “Manhattan Lease” and collectively with the Lawrence Lease, the “Leases”), pursuant to which Manhattan leased the Manhattan Holiday Inn Project (the “Manhattan Property”) to MHA; and

WHEREAS, pursuant to the Leases, LHA and MHA, were required to make rental payments sufficient to pay the principal of, premium, if any, and interest on the Lawrence Bonds and the Manhattan Bonds, respectively; and

WHEREAS, LHA and MHA are each in default of their respective obligations under the Leases, the Amended and Restated Promissory Note dated January 29, 1997, in the principal amount of $12,000,000.00 payable to the order of Lawrence and Manhattan (the “First Note”), and the Second Promissory Note dated January 29, 1997 in the principal amount of $1,500,000.00 payable to the order of Lawrence and Manhattan (the “Second Note” and, together with the First Note, collectively, the “Notes”), and, therefore, are in default of the Amended and Restated Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents dated January 29, 1997, (the “Leasehold Mortgage”), and the Second Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents dated as of January 29, 1997 (the “Second Leasehold Mortgage”) (hereinafter said obligations, together with any other amounts payable thereunder or under any Financing Document (as defined below) are collectively called the “Indebtedness” and the First Note, Second Note, Lawrence Lease, Manhattan Lease, Leasehold Mortgage, Second Leasehold Mortgage and any and all documents referred to therein and related thereto are collectively called the “Financing Documents”); and

WHEREAS, despite notice to LHA and MHA, these defaults were not timely cured and the Trustee declared the Bonds and the Indebtedness accelerated on July 21, 2005; and

WHEREAS, the portion of the outstanding Indebtedness described in the Lawrence Indenture is in the principal amount of $5,215,000.00 related to the Lawrence Property and the portion of the outstanding Indebtedness described in the Manhattan Indenture is in the principal amount of $5,215,000 related to the Manhattan Property, for a total amount of $10,430,000.00 but not including all interest accrued (calculated to be $695,329.28 through October 31, 2005), nor costs to date; and

WHEREAS, pursuant to that certain Reserve Fund Guaranty Agreement executed by Servico dated January 1, 1997 relating to the Lawrence Bonds (the “Lawrence Guaranty”) and that certain Reserve Fund Guaranty Agreement executed by Servico dated January 1, 1997 relating to Manhattan Bonds (the “Manhattan Guaranty”) (the Lawrence Guaranty and the Manhattan Guaranty are collectively referred to as the “Guaranty”) Servico has guaranteed full and prompt payment of the Indebtedness up to an aggregate maximum limit of $1,390,575.00 (the “Guaranty Maximum”); and

WHEREAS, pursuant to the Guaranty, Trustee has made demand upon Servico for payment of the outstanding Indebtedness to the extent covered by the Guaranty and Servico has claimed that it has already paid the Guaranty Maximum under the Guaranty and, accordingly, Servico has not satisfied such demand; and

WHEREAS, Lodgian has entered into that certain promissory note dated February 2, 2004, in favor of Douglas County, Kansas, Treasurer (“Douglas County”) in the original principal amount of $232,217.99 to evidence certain unpaid real property taxes on the Lawrence Property for 2001 (the “Lawrence Tax Note”); and

WHEREAS, Lodgian has entered into that certain promissory note dated December 30, 2003, in favor of Riley County, Kansas, Treasurer (“Riley County”) in the original principal amount of $210,984.92 to evidence certain unpaid real property taxes on the Manhattan Property for 2001 (the “Manhattan Tax Note” and collectively with the Lawrence Tax Note, the “Tax Notes”); and

WHEREAS, the Trustee is willing to satisfy any and all payments due under the Tax Notes to the extent any taxes are found to constitute a valid lien on either the Lawrence Property or the Manhattan Property and such taxes are required to be paid to either Douglas County or Riley County in order to convey clear title to either the Lawrence Property or the Manhattan Property, respectively (the “Taxes To Clear Title”); however, the parties acknowledge and expressly intend that any obligations under the Tax Notes found not to constitute a valid lien on either the Lawrence Property or the Manhattan Property shall remain an obligation of Lodgian; and

WHEREAS, the parties desire to enter into a full and final settlement of all issues and matters arising out of the Financing Documents, the Guaranty, and the Taxes To Clear Title; and

NOW, THEREFORE, for the reasons set forth above and in consideration of the mutual releases, covenants and undertakings hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals to this Agreement are a part of this Agreement, the truth and accuracy of such recitals being acknowledged and agreed to by each party’s execution of this Agreement.

2. Default. LHA and MHA acknowledge they are in default of their respective obligations under the Financing Documents.

3. Covenants by The Lodgian Entities. Subject to the cure rights provided for in Paragraph 20, to ultimately obtain the release provided for herein, and to have the actions of the Trustee which are required under this Agreement to remain operative, the Lodgian Entities covenant and agree to comply with the following:

a.	Each and every condition contained herein shall be performed by the respective Lodgian Entity;

b.	The Lodgian Entities shall reasonably cooperate with the Trustee, Lawrence, and Manhattan to transfer title to each respective Property and to exchange mutual releases among such parties with respect to the Financing Documents and the Lodgian Entity’s interest in such Property; and

c.	The Lodgian Entities shall reasonably cooperate with the Trustee to determine the Taxes To Clear Title and shall provide a title examiner with such information and documents as may be required by the Trustee and/or title examiner to establish the Taxes To Clear Title.

4. Payment by Servico. Servico shall pay to the Trustee the sum of $500,000.00 in contemplation of obtaining the release provided for in Paragraph 14 (the “Settlement Payment”). The Settlement Payment shall become due and payable and shall be paid to the Trustee in immediately available funds by Servico on the seventh (7th) day following the execution of this Agreement by all parties and delivery of executed counterparts of this Agreement to Servico.

5. Listing Agreement. Upon execution of this Agreement, LHA, MHA, and the Trustee shall contemporaneously execute and enter into an Exclusive Marketing and Sales Agreement, in the form attached hereto as Exhibit A for the exclusive marketing and sale of the Lawrence Property (as legally described on Exhibit B) and the Manhattan Property (as legally described on Exhibit C), with Warmbrodt Hotel Investments, Inc., a Missouri corporation, and Property Specialists, Inc., a Missouri corporation (collectively, the “Broker”). Each Lodgian Entity, their agents and all personnel employed at the Lawrence Property and the Manhattan Property by any Lodgian Entity, shall cooperate with the Broker to the extent reasonably required by the Broker and the Trustee in order to market and sell the Lawrence Property and the Manhattan Property.

6. Operation of Properties and Use of Revenue Funds.

a.	The parties agree that LHA shall continue to own and operate the Lawrence Property and MHA shall continue to own and operate the Manhattan Property until the earliest to occur of: (i) the receipt by the Trustee of sale proceeds in good funds from the sale of the related Property to a Buyer (as defined below); (ii) the receipt by the Trustee of sale proceeds in good funds from a sale of the related Property to a Buyer in a judicial foreclosure sale with respect thereto pursuant to Paragraph 7 hereof; or (iii) February 1, 2006.

b.	For so long as LHA and MHA continue to own and operate the Lawrence Property and Manhattan Property, respectively, all Project Revenues from the operation thereof shall continue to be deposited into the Revenue Fund under the respective Indentures with the Trustee on the first and sixteenth day of each month. The Trustee shall continue to disburse from and to the extent of available monies on deposit in the Revenue Fund under the respective Indenture to the Property Manager in the same manner as the Trustee has been disbursing funds since March 1, 2005. The Trustee does not intend to make any disbursements to Bondholders under either Indenture until the Trustee has received all sale proceeds in good funds arising out of the sale of both the Lawrence Property and the Manhattan Property.

c.	The Lodgian Entities shall continue to make monthly payments due under the Tax Notes. The Trustee shall continue to reimburse from and to the extent of available monies on deposit in the Revenue Fund or from Property revenues under the respective Indenture in the same manner as the Trustee has been disbursing funds since March 1, 2005, until the Trustee has received all sale proceeds in good funds arising out of the sale of both the Lawrence Property and the Manhattan Property. Upon the sale to a Buyer (as herein defined) of each of the Lawrence Property and the Manhattan Property, the Trustee shall pay upon each such sale the proceeds in accordance with the distribution set forth in Paragraph 7(e).

7. Judicial Foreclosure and Consents. The Trustee hereby agrees to proceed with and the Lodgian Entities hereby consent to a judicial foreclosure proceeding of LHA’s and MHA’s leasehold estates in the Lawrence Property and the Manhattan Property, respectively, and all of their rights to the leases and rents with respect thereto in accordance with the following terms and conditions:

a.	A judicial foreclosure proceeding shall be commenced in the District Court of Douglas County, Kansas, by the filing of a Petition substantially in the form attached hereto as Exhibit D. The Petition shall be filed by the Trustee on the first (1st) day following the execution of this Agreement by all parties and delivery thereof to the Trustee.

b.	On the date of the filing of the Petition, LHA and MHA shall cooperate with the Trustee and cause to be filed a joint Answer to the Petition in the form attached hereto as Exhibit E. Such Answer shall evidence the full consent of LHA and MHA to the judicial foreclosure of the Lawrence Property and the Manhattan Property, shall disclaim any interest in the Lawrence Property and the Manhattan Property, (including but not limited to interests pursuant to the Leases), effective as of the date of the entry of the Journal Entry of In Rem Judgment and Foreclosure, and shall waive any and all defenses or counterclaims that LHA and/or MHA may have in the foreclosure proceeding except for any defenses or counterclaims arising from any breach by the Trustee of an obligation under this Agreement. Likewise, the Trustee shall not be deemed to have waived any claims or defenses arising from any breach by any Lodgian Entity of their respective obligations under this Agreement by filing the Petition for judicial foreclosure.

c.	The Trustee shall proceed diligently and LHA and MHA shall further cooperate with the Trustee to bring the foreclosure proceeding to a prompt conclusion and the entry of a final, non-appealable Journal Entry of In Rem Judgment and Foreclosure.

d.	The Trustee may stay execution on the Journal Entry of Judgment of Foreclosure until no later than January 1, 2006, at which time the Trustee shall request an Order of Sale from the Court.

e.	In the event the Trustee’s credit bid is the highest bid at the foreclosure sale of the Lawrence Property and/or the Manhattan Property, as the case may be, and the Trustee has entered into a binding contract with a qualified buyer (a “Buyer”), to purchase the Sheriff’s Receipt of Purchase from such foreclosure sale of such Property for a purchase price payable in good funds equal to or greater than (i) the Taxes To Clear Title; (ii) the costs of sale of such Property; (iii) the Broker’s commission on the sale of such Property; and (iv) the operating reimbursements owed to the Property Manager, LHA, and MHA relating to the sale of such Property (the “Minimum Price”), then the Trustee may sell and assign the Sheriff’s Receipt of Purchase for such Property to such Buyer. In that event, the Trustee shall seek judicial approval of the assignment and confirmation of the foreclosure sale. Upon request of the Trustee, LHA and MHA, as the case may be, shall also quitclaim to the Buyer all of its right, title and interest in any and all other personal property, tangible and intangible, owned by LHA and MHA, as the case may be, and pledged to the Trustee pursuant to the Financing Documents relating to such Property (the “Collateral”), as provided for in Paragraph 8 herein. The proceeds of the sale of the Sheriff’s Receipt of Purchase relating to the Lawrence Property and/or the Manhattan Property obtained at closing of such sale to such respective Buyer and the proceeds of sale of the related Collateral shall be paid to the following parties in the following order of priority:

1.	Upon sale of each Property, Taxes To Clear Title;

2.	Upon sale of each Property, the Broker in an amount not to exceed 4% percent of the purchase price for the related Property as provided for in the Listing Agreement attached hereto as Exhibit A;

3.	Upon sale of the last of the two Properties, the Property Manager for all accrued and unpaid service fees and reasonable expenses and any advances made by or on behalf of LHA, MHA, or the Property Manager for operating costs of both the Lawrence Property or the Manhattan Property;

4.	Upon sale of each Property, the Trustee shall receive the balance of the proceeds up to the amount of the Indebtedness and all expenses and other amounts permitted or authorized to be paid under each related Indenture or any of the Financing Documents;

5.	Upon sale of the last of the two Properties, any other creditors with liens against the Lawrence Property or the Manhattan Property, if applicable, to the extent such liens are not extinguished in the judicial foreclosure proceeding;

6.	Upon sale of the last of the two Properties, LHA or MHA, as applicable.

f.	In the event the Trustee’s credit bid is not the highest bid at the foreclosure sale for the Lawrence Property and/or the Manhattan Property, the proceeds of the foreclosure sale received from the highest bidder and all proceeds from any sale of the related Collateral shall be paid in the same manner and priority as provided in the above Paragraph 7(e).

g.	In the event the Trustee, its nominee and/or assigns, obtains title through a judicial foreclosure sale or through a conveyance pursuant to the delivery of a Deed in Lieu of Foreclosure (as defined in Paragraph 9), and sells such Properties to a Buyer, the proceeds of the respective sales shall be paid in the same manner and priority as provided in the above Paragraph 7(e).

8. Sale of Other Collateral. Except for the leasehold estates and the leases and rents which shall be the subject of the judicial foreclosure proceeding provided for in Paragraph 7(e) herein, LHA and MHA will proceed with the orderly liquidation of the Collateral. LHA and MHA acknowledge the Trustee has a blanket first-priority lien on the Collateral; accordingly no Collateral will be sold, returned to a lessor, or otherwise released from either LHA’s or MHA’s control without prior notification to the Trustee. The Trustee acknowledges some, but not all, of the equipment may be subject to prior purchase money security interests. Accordingly, the proceeds from the sale of each piece of equipment will be applied at the same time as the proceeds from the sale of the leasehold estate and in the following order: (i) to the most senior lien holder, in the event the Trustee does not hold first priority in the particular piece of equipment sold; (ii) to the Minimum Price to the extent not paid; and (iii) to the Note. Upon the request of the Trustee, LHA and MHA shall quitclaim to the applicable Buyer all of its right, title and interest in any such Collateral. LHA and MHA will execute any and all additional documents required by the Trustee to effectuate the terms of this paragraph which the Trustee in its reasonable discretion determines is necessary.

9. Deed in Lieu of Foreclosure Leasehold Assignment. If the Trustee has not consummated a judicial foreclosure sale to a Buyer of either or both of the Manhattan Property and the Lawrence Property pursuant to Paragraph 7 above on or before February 1, 2006, then MHA and LHA thereafter may elect in their sole discretion subject to the distribution provided in Paragraph 7(e) to transfer and convey to a newly established entity controlled by the Trustee by a leasehold assignment in lieu of foreclosure, title to the leasehold estate in the applicable Property and the leases and rents and all other Collateral relating thereto (“Deed in Lieu of Foreclosure”). Subject to Paragraph 7(e), notwithstanding anything in this Agreement, the Trustee in its sole and absolute discretion retains the right to require the Lodgian Entities to convey the Properties at any time to a Buyer in an AS IS WHERE IS condition with the customary warranties of title being included in the Deed in Lieu of Foreclosure (with no implied or express warranties of condition or use).

10. No Admission of Liability. Servico and the Trustee acknowledge a dispute has arisen over whether Servico has, in fact, fulfilled its obligations under the Guaranty. The parties desire to settle this dispute to avoid the expense and uncertainty of litigation. This Settlement Agreement represents the settlement and compromise of disputed claims and potential claims and is not an admission of liability by any party. The validity of all claims asserted are expressly denied by the opposing parties, and the agreements and covenants for payments herein are not to be construed as an admission that the Guaranty was or was not satisfied. The Settlement Agreement shall not constitute a confession of judgment by any party.

11. Management Agreement. Each of LHA and the Property Manager agrees to maintain, without amendment, supplement or waiver of any of the terms thereof without the prior written consent of the Trustee, the Management Agreement with the Property Manager to manage the Lawrence Property (a true and correct copy of which has been provided by LHA and is attached hereto as Exhibit F), and each of MHA and the Property Manager agrees to maintain, without amendment, supplement or waiver of any of the terms thereof without the prior written consent of the Trustee, the Management Agreement with the Property Manager to manage the Manhattan Property (a true and correct copy of which has been provided by MHA and is attached hereto as Exhibit G), until subject to Section 6(a) hearof, the earliest of (i) February 1, 2006; or (ii) receipt by the Trustee of sale proceeds in good funds from the sale of the respective Property to a Buyer; or (iii) the receipt by the Trustee of sale proceeds in good funds from the judicial foreclosure sale of the respective Property to a Buyer. LHA, MHA, and the Property Manager further agree to perform their respective obligations under the Management Agreements. The Property Manager agrees not to permit or suffer to exist any lien placed upon either the Lawrence Property or the Manhattan Property for payment of management fees or any other claim arising out of the Management Agreement. Subject to Paragraph 7(e), each Lodgian Entity further agrees that they shall not have any right to approve or deny any sale of either the Lawrence Property or the Manhattan Property.

12. Costs and Fees. Except as specifically set forth herein, each party shall bear his or its own costs and attorney’s fees incurred in connection with this dispute.

13. Release by the Lodgian Entities. By execution of this Agreement, each Lodgian Entity hereby releases and forever discharges the Trustee and each and every one of its Bondholders and their respective affiliates, related entities, subsidiaries, parent corporations, and their respective agents, officers, executives, employees, predecessors and/or successors in interest, attorneys, directors, and assigns from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between the Trustee and each Lodgian Entity in connection with the Financing Documents and the Guaranty, including, without limitation, any and all claims that were or could have been asserted against the Trustee whether known or unknown. Each Lodgian Entity agrees not to file suit or otherwise submit any charge, claim, complaint, grievance or action to any agency, court, organization, or judicial forum (nor will they permit any person, group of persons, or organization to take such action on their behalf) against the Trustee, any Bondholder or any of its respective related entities, its respective successors or assigns arising out of any actions or non-actions that have occurred to the date of this Agreement with respect to the Financing Documents. Each Lodgian Entity further agrees that in the event that any person or entity should bring such a charge, claim, complaint, or action on their behalf, they hereby waive and forfeit any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed. Notwithstanding the release contained herein, the Trustee shall make the payments to the Lodgian Entities as provided for in this Agreement.

14. Release by Trustee. SUBJECT TO PARAGRAPH 3, HEREOF, AND AT THE COMPLETION OF ALL LODGIAN ENTITIES’ COVENANTS AND PERFORMANCE OF THE ACTIONS REQUIRED HEREIN, the Trustee hereby releases and forever discharges the Lodgian Entities and each and every one of its affiliates, related entities, subsidiaries, parent corporations and their respective agents, officers, executive, employees, predecessors and/or successors in interest, attorneys, directors and assigns from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between the Trustee and the Lodgian Entities in connection with the Guaranty or any of the Financing Documents or otherwise relating to the Lawrence Property or the Manhattan Property, including, without limitation, those that were or could have been asserted, whether known or unknown.

15. No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s affiliates, any right to any benefits hereunder, and no such person shall be entitled to sue any party to this Agreement with respect thereto. The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the parties under applicable state or federal or foreign securities laws.

16. Revival of Liability. To the extent that any payment or payments made to the Trustee under this Agreement, the Financing Documents, Guaranty, or any payment or proceeds of any property received by Trustee in the reduction of the Indebtedness evidenced therein or with respect to any of the other obligations evidenced by this Agreement or any related documents are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to any Lodgian Entity, to a surety, or any other person liable for any of the obligations evidenced and/or secured by this Agreement, the Financing Documents, Guaranty, or any other related documents, whether directly or indirectly, as a debtor-in-possession or to a receiver or any other person under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of such Indebtedness or such other obligations of any Lodgian Entity and the liens, if any, given to secure the indebtedness or obligations evidenced thereby will be revived and will continue in full force and effect as if such payment or proceeds had never been received by Trustee.

17. Stay Waiver; Adequate Protection Payments. In the event that any Lodgian Entity for any reason becomes the subject of any Bankruptcy Proceeding, each Lodgian Entity agrees that the Trustee shall be entitled to the following: (i) the automatic and absolute lifting of any stay, injunction, restraining order or similar legal impediment (including, without limitation, the automatic stay imposed pursuant to Bankruptcy Code § 362) to the enforcement of Trustee’s remedies under the Indentures and Financing Documents; and (ii) adequate protection, pursuant to the Bankruptcy Code or other law, of the Trustee’s interest in any property of THE RELEVANT Lodgian Entity (including, without limitation, the Lawrence Property and the Manhattan Property) granted pursuant to such Financing Documents (which adequate protection shall include, but shall not be limited to, periodic “adequate protection” cash payments sufficient to preserve the value of the Trustee’s interest in such property.) Moreover, each Lodgian Entity hereby consents to the immediate lifting of any such stay, injunction, restraining order or similar legal impediment in such Bankruptcy Proceeding against the Trustee’s exercise of its remedies under the Financing Documents and hereby covenants, promises and agrees that they will not contest any effort by the Trustee to annul, lift, modify or extinguish such stay in such Bankruptcy Proceeding. Each Lodgian Entity also expressly acknowledges and agrees that: (i) “cause” shall exist to lift such stay pursuant to Bankruptcy Code § 362(d) or other applicable law preventing the Trustee from exercising its rights under such Financing Documents, and (ii) no Lodgian Entity shall have any equity in any property of any kind in which the Trustee has an interest pursuant to the Financing Documents (including, without limitation, the Lawrence Property and the Manhattan Property), and such property is not now and will never be necessary to any plan of reorganization of any Lodgian Entity in such Bankruptcy Proceeding.

18. Ratification and Estoppel. The Financing Documents are not merged into this Settlement Agreement and are ratified, restated and confirmed on the date hereof and shall remain in full force and effect in accordance with their original terms, subject to the releases and waivers set forth in this Agreement, until conclusion of the judicial foreclosure proceeding at which time the Financing Documents shall merge into the Journal Entry of In Rem Judgment and Foreclosure.

19. No Impairment. Except as expressly set forth herein, the terms and provisions set forth in the Financing Documents, all of which are incorporated herein, are unmodified and shall remain in full force and effect. Except as expressly set forth herein, nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair, or act as a release or relinquishment of, any of the Financing Documents, or any rights of the Trustee under the Financing Documents, or any lien, security interest or assignment granted to and/or held by the Trustee in connection with the Financing Documents. Except as expressly set forth herein, the execution of this Agreement by the Trustee does not constitute a waiver, limitation or modification of any of the Trustee’s rights or remedies under the Financing Documents, or applicable law, all of which the Trustee hereby expressly reserves, nor shall the same constitute a waiver of any default which has heretofore occurred.

20. Default. The failure by any Lodgian Entity, on the one hand, or the Trustee, on the other hand, to comply with any terms and conditions as and when required by this Agreement will constitute a default of this Agreement in the event such failure is not cured within fifteen (15) days after delivery of written notice thereof to the defaulting party by the non-defaulting party. A default of this Agreement will immediately and without any further notice entitle the non-defaulting party to exercise any remedies otherwise available to it at law or equity. Each defaulting party agrees to pay any and all costs and expenses incurred by the non-defaulting party in connection with a default of this Agreement including without limitation all reasonable attorneys’ fees and costs.

21. Waiver of Jury Trial. Each Lodgian Entity and the Trustee waive the right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Agreement. This waiver is knowingly, intentionally and voluntarily made by all parties and all parties acknowledges that neither Trustee nor any person acting on behalf of the Trustee has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. All parties further acknowledge that they have been represented (or have the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and they have had the opportunity to discuss this waiver with counsel. All parties further acknowledge that they have read and understand the meaning and ramifications of this waiver provision.

22. Notices. Any notice required or permitted to be given pursuant to the terms of this Agreement shall be deemed delivered when deposited with any overnight express delivery service, or by facsimile transmission with telephone confirmation of receipt to the parties to this Agreement as follows:

If to Bond Trustee:	Mr. J. Chris Matthews Vice President JPMorgan Chase Bank, National Association 600 Travis, 53rd Floor Houston, TX 77002 Phone: (713) 216-4728 Fax: (713) 216-7447 chris.matthews@chase.com

With a Copy To:	Mark G. Stingley Bryan Cave LLP 3500 One Kansas City Place 1200 Main Street Kansas City, MO 64105 Telephone: (816) 374-3200 Fax: (816) 374-3200

If to the Lodgian Entities:	Mr. Dan Ellis Senior Vice President and General Counsel Lodgian, Inc. 3445 Peachtree Road NE, Suite 700 Atlanta, GA 30326 Phone: (404) 812-3176 Fax: (404) 812-3102 dellis@lodgian.com

With a Copy To:	Bruce A. Wobeck Morris, Manning & Martin LLP 3343 Peachtree Road, NE 1600 Atlanta Financial Center Atlanta, GA 30326 Telephone: (404) 504-7739 Fax: (404) 495-3608

23. Binding Effect. All the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto, their respective representatives, heirs, successors and assigns.

24. Governing Law and Jurisdiction. The terms and conditions of this Agreement and all of the Financing Documents shall be governed by the applicable laws of the State of Kansas, without regard to such state’s laws or rules regarding conflict of laws. Jurisdiction over this Agreement and any claims or disputes arising hereunder shall exclusively be vested in the Courts of the State of Kansas.

25. Entire Agreement and Severability. The parties hereto agree that this Agreement may not be modified, altered or changed except by a written agreement signed by the parties hereto. The parties acknowledge that this constitutes the entire agreement between them superseding all prior written and oral agreements. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. Without limiting the generality of the foregoing, in all events the releases granted in Paragraph 13 and 14 shall not be abrogated, impaired or otherwise modified as a result of any such partial invalidity.

26. Joint Preparation and Additional Documents. The parties represent that they have consulted with counsel regarding this Agreement. The parties have cooperated and participated in the drafting and preparation of this Agreement. Accordingly, the parties agree that this Agreement shall not be construed or interpreted in favor of or against any party by virtue of the identity of its preparer. Each party agrees to execute and deliver to the other such documents and instruments and to take such further actions as may be reasonably necessary to fully carry out the intent and purpose of this Agreement.

27. Conflict Between Terms. In the event of a conflict between or among the terms, covenants, conditions or provisions of this Agreement, the Exclusive Marketing and Sales Agreement, or the Management Agreement, the Trustee may elect to enforce from time to time those provisions that would afford the Trustee the maximum financial benefits and security for such obligations and liabilities thereunder and/or provide the Trustee the maximum assurance of payment of such liabilities and performance of obligations in full.

28. Authority. The parties stipulate and agree as follows: (a) that each has sole and exclusive authority to execute this Agreement and receive the consideration described herein and that it has not assigned nor pledged any portion; (b) that after careful consideration of each and every item of this Agreement, after consultation with counsel, that each voluntarily, without any duress or coercion, agree that entering into this Agreement is in its best interest; (c) that the Agreement is executed without reliance upon any statement or representation by either party; and (d) that the parties have read each and every provision of this Agreement before signing it.

29. Counterparts. Separate copies of this Agreement shall constitute original documents which may be signed separately but which together will constitute one single agreement.

30. Time of Essence. Time is of the essence with respect to the performance of the parties’ covenants and obligations under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

LAWRENCE HOSPITALITY ASSOCIATES, L.P.

By:	s/ Daniel E. Ellis

Name:	Daniel E. Ellis

Title:	Vice President of General Partner

MANHATTAN HOSPITALITY ASSOCIATES, L.P.

By:	s/ Daniel E. Ellis

Name:	Daniel E. Ellis

Title:	Vice President of General PArtner

SERVICO, INC.

By:	s/ Daniel E. Ellis

Name:	Daniel E. Ellis

Title:	Vice President

LODGIAN, INC.

By:	s/ Daniel E. Ellis

Name:	Daniel E. Ellis

Title:	Senior Vice President, General Counsel & Secretary

LODGIAN MANAGEMENT CORP.

By:	s/ Daniel E. Ellis

Name:	Daniel E. Ellis

Title:	Vice President

{Signature Page to Settlement Agreement}

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN
ITS CAPACITY AS TRUSTEE

By:	s/ J. Chris Matthews

Name:	J. Chris Matthews

Title:	Vice President

{Signature Page to Settlement Agreement}

EXHIBIT A

Exclusive Marketing and Sales Agreement

EXCLUSIVE MARKETING AND SALES AGREEMENT

This Exclusive Marketing and Sales Agreement (“Agreement”) is made and entered into as of this      day of      , 2005 (the “Effective Date”), by and among Manhattan Hospitality Associates, L.P. and Lawrence Hospitality Associates, L.P. (collectively, the “Seller”), JPMorgan Chase Bank, National Association (successor to Texas Commerce Bank National Association), in its capacity as trustee (the “Bond Trustee”), not personally but solely as Bond Trustee under that certain (1) Trust Indenture dated as of January 1, 1997 between the City of Manhattan Kansas (the “Manhattan Issuer”) and the Bond Trustee (the “Manhattan Indenture”) authorizing the issuance of the $6,750,000 Revenue Refunding Bonds (Holiday Inn Project), Senior Series 1997A (the “Manhattan Bonds”) and (2) Trust Indenture dated as of January 1, 1997 between the City of Lawrence, Kansas (the “Lawrence Issuer” and, together with the Manhattan Issuer, collectively, the “Issuers”) and the Bond Trustee (the “Lawrence Indenture” and, together with the Manhattan Indenture, collectively, the “Indenture”) authorizing the issuance of the $6,750,000 Revenue Refunding Bonds (Holiday Inn Project), Senior A Series 1997A (the “Lawrence Bonds,” and together with the Manhattan Bonds, collectively, the “Bonds”), were issued, and Warmbrodt Hotel Investments, Inc., a Missouri corporation, and Property Specialists, Inc., a Missouri corporation (collectively, the “Broker”).

RECITALS:

WHEREAS, Seller is the owner of certain real property and improvements located in Manhattan, Kansas and Lawrence, Kansas as more specifically described on Exhibit A attached hereto (hereinafter referred to individually as a “Property” and collectively as the “Properties”); and

WHEREAS, Bond Trustee is the trustee under the Indenture with respect to the Bonds, which were previously issued to finance the development of the Properties; and

WHEREAS, Broker is a duly licensed real estate broker; and

WHEREAS, Seller and Bond Trustee desire to sell the Properties and further desire to grant to Broker the exclusive right to market and sell the Properties in accordance with the terms of this Agreement; and

WHEREAS, Broker desires to have the exclusive authority to market and sell the Properties in accordance with the terms of and for the compensation provided for in this Agreement.

NOW, THEREFORE, Seller, Bond Trustee and Broker agree as follows:

1. EXCLUSIVE RIGHT TO MARKET AND SELL

1.1. Exclusive Right to Market and Sell. Seller and Bond Trustee hereby grant to Broker the exclusive right to market and sell the Properties during the term of this Agreement (the “Term”), which shall commence on the Effective Date and expire at 5:00 p.m., Central Standard Time, on the date that is one hundred eighty (180) days after the Effective Date, unless otherwise terminated pursuant to Section 1.02 below or extended by the mutual agreement of the Seller, Bond Trustee and Broker.

1.2. Termination. Notwithstanding Section 1.01, but subject to the provisions of Sections 3.02 and 3.03 hereof, any party hereto shall have the right to terminate this Agreement by delivering sixty (60) days prior written notice of termination to the other parties.

2. TERMS OF SALE

2.1. Sale Prices. Seller, Bond Trustee and Broker agree that the listed sales prices of the Properties (the “Sale Prices”) shall initially be as set forth on Exhibit B attached hereto. Any change in the Sale Prices shall be mutually agreeable to Seller, Bond Trustee and Broker and shall be evidenced in writing.

2.2. Transfer of Properties to Bond Trustee. Broker acknowledges that Bond Trustee has commenced (or is in the process of commencing) a judicial foreclosure proceeding against the Properties and that in connection therewith title to one or both of the Properties may be conveyed to Bond Trustee or to an entity created by Bond Trustee. In any such event, all references in this Agreement to (i) “Seller”, (ii) “Seller or Bond Trustee” or (iii) “Seller and Bond Trustee” with respect to the Property so conveyed shall be deemed to refer only to “Bond Trustee” from and after the date of such conveyance. Notwithstanding anything to the contrary contained herein, no Commission (as defined in Section 4.01 hereof) shall be paid to Broker in connection with any such conveyance.

2.3. Title. Seller agrees to furnish properly executed Special Warranty Deeds or other form of conveyancing instruments conveying marketable title to the buyer(s) of the Properties at closing.

3. TYPE OF AGREEMENT

3.1. Exclusive Listing. This Agreement is commonly known in the real estate industry as an “exclusive listing”. If during the Term of this Agreement the sale of one or both of the Properties is consummated through the efforts of other brokers or of anyone else, including the Seller or the Bond Trustee, compensation for the sale as provided in Section 4.01 of this Agreement shall be paid to Broker.

3.2. Sale Following Expiration or Termination. In the event that the closing of a sale of one or both of the Properties to a buyer procured by Broker (“Potential Buyer”) occurs after the expiration or termination of the Term of this Agreement, compensation for the sale as provided in Section 4.01 of this Agreement shall be paid to Broker, provided such Potential Buyer was registered with Seller and Bond Trustee as set forth in Section 3.03.

3.3. Potential Buyer Registration. Broker shall have thirty (30) days after the expiration or termination of the Term of this Agreement to deliver to Seller and Bond Trustee a final list of Potential Buyers with whom Broker has had active negotiations for the sale of the Properties during the Term hereof (the “Registered Potential Buyers”). Broker shall then have one hundred twenty (120) days from the expiration or termination of the Term of this Agreement (the “Reservation Period”) to deliver to Seller and Bond Trustee an offer or offers from Registered Potential Buyers. In the event Broker has not delivered to Seller and Bond Trustee any offer or offers from a Registered Potential Buyer during the Reservation Period, then the reservation with respect thereto shall terminate.

4. COMPENSATION OF BROKER

4.1. Sales Commission. Subject to Section 7.03 hereof, if, as and when (and only if, as and when) a sale of a Property is closed and funded at a closing that occurs during the Term of this Agreement, or subsequent to the Term of this Agreement pursuant to Section 3.02 above, Broker shall have then earned and Broker shall be paid a sales commission equal to three percent (3%) of the selling price of the Property (the “Commission”), which Commission (i) shall be the exclusive compensation to Broker with respect to the sale of such Property, and (ii) shall only be due and payable from and upon Seller’s receipt of sales proceeds from the buyer of such Property. Seller and Bond Trustee agree that such sales proceeds from buyer shall be applied pursuant to Section 7.11 of each Indenture and Section 11(b) of the Leasehold Mortgage (as defined in each Indenture) first to pay Broker its Commission before being applied to any other permitted purpose.

4.2. Bonus Commission. In the event Seller enters into an earnest money contract with a buyer for a Property on or before the date that is ninety (90) days after the Effective Date, then the Commission for that Property shall be four percent (4%) of the selling price of that Property (in lieu of the 3% Commission provided for in Section 4.01 above).

4.3. Method of Payment. The payment of the Commission shall be by wire transfer of good funds upon closing of transfer of title to a Property and funding.

4.4. Other Broker Fees. Broker is responsible for, and shall promptly pay, any and all commissions other than those provided for in this Agreement that may be owed to any cooperating brokers. Neither Seller nor Bond Trustee shall have responsibility for, and shall not be obligated to pay, any such commissions to cooperating brokers. Broker shall indemnify, hold harmless, and defend Seller and Bond Trustee against, and reimburse the Seller and Bond Trustee for, any loss, liability, damage, or expense, including attorney’s fees, arising from claims for commissions, fees, or any other compensation raised by any other agent or broker with whom Broker has dealt, or that claims a commission, fee or other compensation by, through or under Broker. Seller and Bond Trustee each represents to Broker that it has not entered into any listing agreement with any other broker or agent with respect to the sale of the Properties that is still in effect. The obligations of Broker, Seller and Bond Trustee set forth in this Section shall survive the expiration or earlier termination of this Agreement.

4.5. Sale to Registered Potential Buyer Subsequent to Foreclosure Sale or Pursuant to Bankruptcy Proceeding: If (a)(i) Bond Trustee (or an entity created by Bond Trustee) acquires title to a Property at a foreclosure sale or by deed in lieu thereof, or (ii) Seller either (1) files a voluntary petition or otherwise commences an action seeking reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any chapter of Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or any other federal or state bankruptcy or insolvency law or statute or (2) admits or fails to contest the material allegations of an involuntary petition commenced against it in a proceeding of the type just described (collectively, a “Bankruptcy Proceeding”), and (b) within 120 days following the Term of this Agreement a sale of a Property is made by Bond Trustee or effected during the course of such Bankruptcy Proceeding, as applicable, to a Registered Potential Buyer, Broker shall be entitled to receive a Commission of three percent (3%) of the selling price (or 4% if a buyer had entered into an earnest money contract within the time period specified in Section 4.02) at the closing and funding of such sale, which Commission (i) shall be the exclusive compensation to Broker with respect to the sale of such Property, and (ii) shall only be due and payable from and upon Seller’s or Bond Trustee’s receipt of sales proceeds from the buyer of such Property as set forth in Section 4.01 of this Agreement. For purposes of this Section 4.05 only, the term “Registered Potential Buyer” shall mean a Potential Buyer with whom Broker has had active negotiations for the sale of the Properties and who is identified in a list delivered to Seller and Bond Trustee within thirty (30) days after the occurrence of either of the events identified in subparagraphs (a)(i) or (a)(ii) above. Broker acknowledges that if Seller is the subject of a Bankruptcy Proceeding, any person authorized under the Bankruptcy Code or other applicable law to act on behalf of the Seller (including, without limitation, a trustee or debtor-in-possession) in such Bankruptcy Proceeding may be entitled to reject this Agreement under Bankruptcy Code § 365 or similar law. If this Agreement is so rejected, Broker hereby agrees that: (i) its sole recourse for the payment of the Commission and any other liabilities in connection herewith shall be from the proceeds payable to the Bondholders (as defined in the Indenture) pursuant to their secured claim in such Bankruptcy Proceeding, and (ii) neither Seller nor Bond Trustee shall have any personal liability to Broker for the payment of such Commission or for any other amounts.

5. AUTHORITY AND DUTIES OF BROKER

5.1. Confidentiality Requirement. Prior to the delivery to any Potential Buyer of any sales packages or other information regarding the Properties, Broker shall obtain from such Potential Buyer, and deliver to Seller and Bond Trustee copies of, a signed Confidentiality Agreement in the form attached hereto as Exhibit C. Additionally, Broker shall keep strictly confidential all information, whether in oral or written form, furnished by Seller or Bond Trustee to Broker, or otherwise acquired by Broker in pursuit of the sale of the Properties, which is designated by Seller or Bond Trustee to be confidential (the “Confidential Information”). The obligations under this Section shall survive the expiration or earlier termination of this Agreement, and upon such expiration or termination, Broker shall promptly return to Seller or Bond Trustee, as applicable, all original Confidential Information.

5.2. Solicitation of Offers; Marketing Process. Subject to the requirements of Sections 3.03 and 5.01 hereof, Broker is hereby authorized to, and agrees to immediately commence and to continue during the Term of this Agreement its good faith efforts, actively market and solicit offers from Potential Buyers, which such offers are to be submitted to Seller and Bond Trustee for approval and acceptance. Broker shall promote and show the Properties (subject to the conditions set forth in this Agreement) and take such other actions to effect a sale of the Properties as Broker shall reasonably deem most likely to result in a sale of the Properties. In the event Broker determines that an “Invitation to Bid”, auction process or similar marketing process which provides that the Properties will be offered “as-is”, “where-is, with all faults” is likely to produce more significant interest from Potential Buyers than a discrete marketing process, Broker shall advise Seller and Bond Trustee of the same and obtain their approval before marketing the Properties in such a manner.

5.3. Duties of Broker. Broker agrees to perform its obligations diligently in accordance with the provisions of this Agreement. Broker shall not represent that it is authorized to bind or commit Seller and Bond Trustee in any way, nor shall it make any representations in respect of the Properties or promises on behalf of the Seller or Bond Trustee except as expressly authorized in writing. Broker shall have no authority to enter into any contracts or agreements for the sale of the Properties on behalf of Seller or Bond Trustee.

5.4. Reporting. During the Term of this Agreement, Broker will deliver to Seller and Bond Trustee on a monthly basis and within fifteen (15) days following the expiration of this Agreement, activity reports regarding Broker’s efforts to sell the Properties (the “Marketing Summary”) during the immediately preceding calendar month, which Marketing Summary shall include the following information: (i) actions taken by Broker to sell the Properties, (ii) names of persons to whom the Properties were shown, and the names of any persons or entities on whose behalf such persons were acting or purporting to act, (iii) the results of such showings, (iv) names of persons who inquired of Broker concerning the Properties but to whom the Properties were not shown, and the names of any persons or entities on whose behalf such persons were acting or purporting to act, and (v) comments of any persons to whom the Properties were shown or who inquired of Broker concerning the Properties, regarding the suitability, desirability, value or other attributes of the Properties.

5.5. Conduct of Broker. In performing its obligations under this Agreement, Broker shall comply with and abide by all rules, orders, determinations, ordinances or laws governing its conduct. Seller or Bond Trustee may at any time direct Broker to refrain from any communication with parties involved in the acquisition of the Properties, and Broker shall comply with any such direction.

6. COOPERATION OF SELLER AND MANAGEMENT AGENT

6.1. Broker’s Right to Enter Properties. Broker shall have the right to enter upon the Properties with Potential Buyers during normal business hours. Broker shall provide at least 24 hours’ notice to Seller and/or to “on-site” property management of Broker’s intent to enter upon the Properties. Seller, its management agent and all personnel employed at the Properties by Seller or the management agent, shall cooperate with Broker to the extent reasonably required by Broker in order to perform its duties under this Agreement.

6.2. Property Information. Seller shall provide Broker with the information set forth in Exhibit D attached hereto which shall be necessary to prepare marketing and sales materials. Seller agrees to provide such further information regarding the Properties as Broker may reasonably request in order to satisfy Potential Buyers’ requests for information.

7. MISCELLANEOUS

7.1. Default and Remedies. Broker’s failure or refusal to perform any obligation, agreement, covenant, term or condition of this Agreement shall constitute an “Event of Default.” Should an Event of Default occur, Seller or Bond Trustee may, at its option, in addition to all other rights and remedies given under this Agreement, at law or in equity, terminate this Agreement by giving written notice to Broker. No waiver of any breach or Event of Default shall affect or alter this Agreement, but each and every obligation, covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then-existing or subsequent breach of or Event of Default under this Agreement.

7.2. Payment of Attorneys’ Fees. In the event of any action to enforce any provision of this Agreement, including the right to payment of the Commission, the prevailing party will recover reasonable attorneys’ fees, court costs and other expenses incurred by the prevailing party from the non-prevailing party.

7.3. Special Conditions. The provisions of this Section 7.03 are notwithstanding any other provisions of this Agreement. Seller and Bond Trustee shall have no personal liability for the payment of the Commission or any other liabilities in connection herewith, and Broker agrees that its sole recourse for the Commission payable hereunder, or any other liabilities in connection herewith, is from the sales proceeds of the Properties (including the proceeds resulting from a foreclosure sale or other legal proceeding or resulting from payment to the Bondholders in connection with their secured claim in a Bankruptcy Proceeding) if and when received by Seller or Bond Trustee with no actual or threatened third party claims to such sales proceeds and Broker hereby unconditionally and irrevocably disclaims any other claim or cause of action. Seller and Bond Trustee shall have no obligation to pay for any fees or expenses incurred by Broker other than the Commission.

7.4. No Waiver. Nothing herein shall in any manner diminish, impair or extinguish any Indenture of any other Financing Documents (as defined in each Indenture). By entering into this Agreement, Bond Trustee has not waived any of its rights and remedies under such documents, or any of its rights and remedies under common law or by statute, including, without limitation, the right to seek and conduct a foreclosure proceeding (judicial or otherwise), bid at any such foreclosure sale, seek and obtain the appointment of a receiver, file suit to collect such indebtedness, enter into an agreement assigning the collateral for such indebtedness to a third party for the benefit of creditors, commence an involuntary bankruptcy petition against Seller, or take any action of any kind in any Bankruptcy Proceeding of Seller. Bond Trustee shall have the right to take any position it deems necessary, in its sole and absolute discretion, in any such proceedings to protect its interests.

7.5. Language Construction. As used in this Agreement, all words in the neuter gender and the plural or singular number will each be construed to include the others wherever the context so requires.

7.6. Time of the Essence. Time is of the essence under this Agreement.

7.7. Independent Contractor. Broker is acting as an independent contractor in its capacity under this Agreement. Nothing contained in this Agreement or in the relationship of Seller, Bond Trustee and Broker shall be deemed to constitute a partnership, joint venture or any other relationship between Seller, Bond Trustee and Broker.

7.8. Notices. Any notice required or permitted to be given pursuant to the terms of this Agreement shall be deemed delivered when deposited with the United States Postal Services, certified mail, return receipt requested, or by facsimile transmission with telephone confirmation of receipt to the parties to this Agreement as follows:

If to Seller:	Mr. Dan Ellis Senior Vice President and General Counsel Lodgian, Inc. 3445 Peachtree Road NE, Suite 700 Atlanta, GA 30326 Phone: (404) 812-3176 Fax: (404) 812-3102 dellis@lodgian.com

If to Bond Trustee:	Mr. J. Chris Matthews Vice President JPMorgan Chase 600 Travis, 53rd Floor Houston, TX 77002 Phone: (713) 216-4728 Fax: (713) 216-7447 chris.matthews@chase.com

If to Broker:	Herbert H. Warmbrodt, Jr. Warmbrodt Hotel Investments, Inc. 800 West 47th Street, suite 300 Kansas City, MO 64112 Phone (816) 960-4747 Facsimile: (816) 960-6767 herb@warmbrodthotels.com

and	Steven M. Perry Property Specialists, Inc. 800 West 47th Street, Suite 300 Kansas City, MO 64112 Phone: (816) 531-2727 Ext. 2 Fax: (816) 531-2443 sperry@propertyspecialists.net

7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas and the United States of America.

7.10. Entire Agreement. This Agreement and any and all attached Exhibit(s) constitute the entire agreement between the parties hereto with respect to the subject matter hereof. All prior inconsistent and conflicting negotiations, representations and agreements, if any, with respect to the subject matter hereof not incorporated in this Agreement are hereby superseded.

Executed as of the Effective Date.

SELLER:

MANHATTAN HOSPITALITY ASSOCIATES, L.P.

By: Servico Manhattan, Inc., its General Partner

By:
Name:
Title:

LAWRENCE HOSPITALITY ASSOCIATES, L.P.

By: Servico Lawrence, Inc., its General Partner

By:
Name:
Title:

BOND TRUSTEE:

JPMORGAN CHASE BANK, NATIONAL ASSOCIAITON, AS BOND TRUSTEE

By:
Name:
Title:

BROKER:

WARMBRODT HOTEL INVESTMENTS, INC.

By:
Herbert H. Warmbrodt, Jr.
President

PROPERTY SPECIALISTS, INC.

By:
Steven M. Perry
President

EXHIBIT A

Property Descriptions

Holiday Inn – Manhattan, Kansas
530 Richards Drive
Manhattan, KS 66502
Guest Rooms – 197
Meeting Space – 11,211 square feet
Restaurants, lounge and Holidome recreational facility

Holiday Inn – Lawrence, Kansas
200 McDonald Drive
Lawrence, Kansas 66044
Guest Rooms – 192
Meeting Space – 17,000 square feet
Restaurants, lounge and Holidome recreational facility

EXHIBIT B

Sale Prices

EXHIBIT C

Form of Confidentiality Agreement

     (the “Seller”)

JPMorgan Chase Bank, National Association, as Trustee (the “Bond Trustee”)
Houston, Texas

Property: Holiday Inn – , Kansas

The undersigned is a prospective purchaser of the above-described Property and has received certain financial data and other rental information regarding the Property from Seller. The undersigned acknowledges that it shall have the responsibility for verifying the accuracy and completeness of any of the foregoing information it has received and it is not relying in any manner upon Seller or Bond Trustee with respect to such information. The undersigned acknowledges that the Seller and Bond Trustee make no, and specifically disclaim, any and all representations and warranties, express or implied, in respect of the accuracy or completeness of such information, the credentials, reputation or thoroughness of the persons who prepared such information or the appropriateness of the conclusions or recommendations reflected by the persons preparing such information. In all matters concerning the Property, the undersigned should contact such professionals as it deems necessary under the circumstances and should not rely upon any such information. The undersigned acknowledges and agrees that it will treat all of the information it has received with respect to the Property on a confidential basis and use such information solely in connection with its decision to purchase the Property and will return all such information to Seller if it does not intend to purchase the Property.

Dated this      day of      , 2005.

By:

EXHIBIT “D”

Property Information

Most Recent Year to Date 2005 Operating Statement
2003 and 2004 Detailed Operating Statement
Copy of Existing Survey
Copy of Existing Environmental Report
Copies of existing operating and maintenance agreements
Copies of existing equipment leases
Copies of existing title policy
Copies of any governmental inspections within the last 12 months

EXHIBIT B

Lawrence Property

LOT 9, in MOUNT HOPE ADDITION, an addition to the City of Lawrence, Douglas County, Kansas, according to the recorded plat thereof.

(Tax rolls show the address as: 200 McDonald Dr., Lawrence, Kansas)

EXHIBIT C

Manhattan Property

A tract of land located within Lot 1, WILDCAT VALLEY ADDITION, a subdivision in the Northeast Quarter of Section 24, Township 10 South, Range 7 Ease of the 6th PM in the City of Manhattan, Riley County, Kansas, more particularly described as follows:

Commencing at the center Quarter corner of said Section 24; thence along the West line of the Northeast Quarter of said Section 24 N. 0º55’31” W. 624.75 feet to the POINT OF BEGINNING, being the Southwest corner of said Lot 1, WILDCAT VALLEY ADDITION; thence along the West line of the Northeast Quarter of said Section 24, being the West line of said Lot 1, WILDCAT VALLEY ADDITION N. 0º55’31” W. 636.44 feet; thence N. 89º11’37” E. 380.92 feet to the West line of Richards Drive; thence along the West line of said Richards Drive S. 21º36’52” E. 637.17 feet to the Southerly line of said Lot 1, WILDCAT VALLEY ADDITION; thence West along the South line of said Lot 1, WILDCAT VALLEY ADDITION to the POINT OF BEGINNING.

(Tax rolls show the address as: 530 Richards Drive, Manhattan, Kansas)

EXHIBIT D

Petition

IN THE DISTRICT COURT OF DOUGLAS COUNTY, KANSAS

JPMORGAN CHASE BANK,	)
NATIONAL ASSOCIATION, as Trustee	)
)
Plaintiff,		)	Case No.

v. )

		)	Chapter 60
LAWRENCE HOSPITALITY ASSOCIATES, L.P.	)
Serve General Partner:		)	Title to Real Property Involved
Servico Lawrence, Inc., a Kansas corporation		)
Its Registered Agent:		)
The Corporation Company		)
515 South Kansas Avenue		)
Topeka, Kansas 66603		)
)
MANHATTAN HOSPITALITY	)
ASSOCIATES, L.P.		)
Serve General Partner:		)
Servico Manhattan, Inc., a Kansas corporation		)
Its Registered Agent:		)
The Corporation Company		)
515 South Kansas Avenue		)
Topeka, Kansas 66603		)
)
CITY OF LAWRENCE, KANSAS		)
Serve:City Clerk		)
6 East 6th Street		)
Lawrence, KS 66044		)
)
CITY OF MANHATTAN, KANSAS		)
Serve:City Clerk		)
1101 Poyntz Avenue		)
Manhattan, KS 66502		)
)
DOUGLAS COUNTY, KANSAS		)
Serve:County Treasurer		)
1100 Massachusetts		)
Lawrence, KS 66044		)
)
RILEY COUNTY, KANSAS			)
Serve:County Treasurer		)
110 Courthouse Plaza		)
5th and Humboldt, First Floor			)
Manhattan, KS 66502		)
COX COMMUNICATIONS KANSAS LLC		)
Serve:Registered Agent		)
Corporation Service Company		)
200 SW 30th Street		)
Topeka, KS 66611		)
)
THE FIRST NATIONAL BANK OF TOPEKA		)
n/k/a BANK OF AMERICA, N.A.	)
Serve at: One Townsite Plaza		)
534 South Kansas Avenue		)
Topeka, KS 66603		)
)
Defendants.		)

PURSUANT TO CHAPTER 60 OF THE KANSAS
STATUTES ANNOTATED

VERIFIED PETITION FOR FORECLOSURE OF LEASEHOLD MORTGAGES

Plaintiff JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, in its capacity as Trustee under two separate Trust Indentures each dated as of January 1, 1997 (more fully defined below), for its Verified Petition for Foreclosure of Leasehold Mortgages against Defendants Lawrence Hospitality Associates, L.P. and Manhattan Hospitality Associates, L.P. states and alleges as follows:

1. Plaintiff JPMorgan Chase Bank, National Association, is a national banking association organized under the laws of the United States, and is authorized to conduct business in the state of Kansas (the “Trustee”).

2. The Trustee and the City of Lawrence, Kansas, a municipal corporation duly organized and existing under the laws of the State of Kansas (“Lawrence”), are parties to that certain Trust Indenture dated as of January 1, 1997 (the “Lawrence Indenture”), authorizing the issuance of the $6,750,000 City of Lawrence, Kansas Commercial Development Revenue Refunding Bonds (Holiday Inn Project), Senior Series 1997A (the “Lawrence Bonds”).

3. The Trustee and the City of Manhattan, Kansas, a municipal corporation duly organized and existing under the laws of the State of Kansas (“Manhattan”), are parties to that certain Trust Indenture dated as of January 1, 1997 (the “Manhattan Indenture” and collectively with the Lawrence Indenture, the “Indentures”), authorizing the issuance of the $6,750,000 City of Manhattan, Kansas Commercial Development Revenue Refunding Bonds (Holiday Inn Project), Senior Series 1997A (the “Manhattan Bonds” and together with the Lawrence Bonds, collectively, the “Bonds”).

4. Pursuant to the Lawrence Indenture, Lawrence granted the Trustee all right, title and interest in the Note, Second Note, Lawrence Lease, Mortgage, and Second Mortgage (all as more fully defined below).

5. Pursuant to the Manhattan Indenture, Manhattan granted the Trustee all right, title and interest in the Note, Second Note, Manhattan Lease, Mortgage, and Second Mortgage (all as more fully defined below).

6. The Trustee is authorized to bring this action in its own name as Trustee under the Indentures.

7. The Trustee is the successor in interest to Texas Commerce Bank National Association. Texas Commerce Bank National Association is the assignee of all right, title and interest of Column Financial, Inc. in certain prior documents.

8. Defendant Lawrence Hospitality Associates, L.P., is a limited partnership organized and existing under the laws of the State of Kansas (“LHA”). LHA may be served by serving its General Partner’s Resident Agent at the address above set forth.

9. Defendant Manhattan Hospitality Associates, L.P., is a limited partnership organized and existing under the laws of the State of Kansas (“MHA”). MHA may be served by serving its General Partner’s Resident Agent at the address above set forth.

10. Douglas County, Kansas (“Douglas County”) is the entity responsible for the assessment and collection of ad valorem and other real property taxes which may be asserted against certain real property which is a subject of this action.

11. Riley County, Kansas (“Riley County”) is the entity responsible for the assessment and collection of ad valorem and other real property taxes which may be asserted against certain real property which is a subject of this action.

12. Cox Communications Kansas LLC has filed a Memorandum of Agreement with the Register of Deeds of Riley County requesting notice of a foreclosure action against certain real property which is a subject of this action.

13. The First National Bank of Topeka, predecessor of Bank IV, predecessor of Bank of America, N.A., in its capacity as Trustee, was the Trustee of an Indenture dated as of September 1, 1980, entered into with Lawrence. Such Indenture is no longer effective and no longer represents any interest in or to any of the real property which is the subject of this action and should be foreclosed and removed from the public record.

14. Defendants claim or may claim an interest in real and personal property located in Kansas and are therefore subject to the jurisdiction of this Court.

15. Venue is proper in this Court pursuant to K.S.A. § 60-601(b)(3).

GENERAL ALLEGATIONS

A. The Promissory Notes

16. On or about January 29, 1997, for valuable consideration, LHA and MHA made, executed, and delivered their Amended and Restated Promissory Note (“Note”) in the original sum of Twelve Million and no/100 Dollars ($12,000,000.00), with interest, under the terms set forth in the Note. A copy of the Note is attached hereto as Exhibit A.

17. On or about January 29, 1997, for valuable consideration, LHA and MHA made, executed, and delivered their Second Promissory Note (“Second Note”) in the original sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00), with interest, under the terms set forth in the Note. A copy of the Second Note is attached hereto as Exhibit B.

B. The Lawrence Leasehold

18. On September 1, 1980, Lawrence, as lessor, and Brock Hotels Corporation, as lessee (the “Original Tenant”), executed a certain ground lease, recorded in Book 344, at Page 467, of the Register of Deeds of Douglas County, Kansas, for certain real property situated at 200 McDonald Dr., Lawrence, Kansas, in Douglas County, Kansas (the “Original Lawrence Lease”), to wit:

LOT 9, in MOUNT HOPE ADDITION, an addition to the City of Lawrence, Douglas County, Kansas, according to the recorded plat thereof (the “Lawrence Property”).

19. Lawrence is the fee simple owner of the Lawrence Property.

20. The Original Tenant assigned its interest in the Original Lawrence Lease to Kansas Hotel Partners, LP (the “Second Tenant”), by instrument recorded in Book 376, at Page 1353, of the Register of Deeds of Douglas County, Kansas.

21. The Second Tenant assigned its interest in the Original Lawrence Lease to Kan/Del Hotel Investment Partners, LP (the “Third Tenant”), by instrument recorded in Book 391, at Page 1220, of the Register of Deeds of Douglas County, Kansas.

22. The Original Lawrence Lease was thereafter amended pursuant to the terms and conditions of that certain Amended and Restated Lease dated as of July 1, 1986, and recorded in Book 394, at Page 2041, of the Register of Deeds of Douglas County, Kansas (the “Original A/R Lawrence Lease”).

23. The Third Tenant assigned its interest in the Original A/R Lawrence Lease to LHA, by instrument recorded in Book 540, at Page 125, of the Register of Deeds of Douglas County, Kansas.

24. The Original A/R Lawrence Lease was thereafter amended pursuant to the terms and conditions of that certain Amended and Restated Lease Agreement dated as of January 1, 1997, between Lawrence, as lessor, and LHA, as lessee, and recorded in Book 571, at Page 835, of the Register of Deeds of Douglas County, Kansas (the “Lawrence Lease”).

C. The Manhattan Leasehold

25. On September 1, 1980, Manhattan, as lessor, and the Original Tenant, as lessee, executed a certain ground lease, recorded in Book 429, at Page 3, of the Register of Deeds of Riley County, Kansas, for certain real property situated at 530 Richards Drive, Manhattan, KS 66502, in Riley County, Kansas (the “Original Manhattan Lease”), to wit:

A tract of land located within Lot 1, WILDCAT VALLEY ADDITION, a subdivision in the Northeast Quarter of Section 24, Township 10 South, Range 7 Ease of the 6th PM in the City of Manhattan, Riley County, Kansas, more particularly described as follows:

Commencing at the center Quarter corner of said Section 24; thence along the West line of the Northeast Quarter of said Section 24 N. 0º55’31” W. 624.75 feet to the POINT OF BEGINNING, being the Southwest corner of said Lot 1, WILDCAT VALLEY ADDITION; thence along the West line of the Northeast Quarter of said Section 24, being the West line of said Lot 1, WILDCAT VALLEY ADDITION N. 0º55’31” W. 636.44 feet; thence N. 89º11’37” E. 380.92 feet to the West line of Richards Drive; thence along the West line of said Richards Drive S. 21º36’52” E. 637.17 feet to the Southerly line of said Lot 1, WILDCAT VALLEY ADDITION; thence West along the South line of said Lot 1, WILDCAT VALLEY ADDITION to the POINT OF BEGINNING (the “Manhattan Property”).

26. Manhattan is the fee simple owner of the Manhattan Property.

27. The Original Tenant assigned its interest in the Original Manhattan Lease to the Second Tenant, by instrument recorded in Book 479, at Page 658, of the Register of Deeds of Riley County, Kansas.

28. The Second Tenant assigned its interest in the Original Manhattan Lease to the Third Tenant, by instrument recorded in Book 499, at Page 594, of the Register of Deeds of Riley County, Kansas.

29. The Original Manhattan Lease was thereafter amended pursuant to the terms and conditions of that certain Amended and Restated Lease dated as of August 1, 1986, and recorded in Book 505, at Page 481, and subsequently amended pursuant to the terms and conditions of that certain Amendment to Amended and Restated Lease dated as of December 18, 1995, and recorded in Book 692, at Page 280, of the Register of Deeds of Riley County, Kansas (the “Original A/R Manhattan Lease”).

30. The Third Tenant assigned its interest in the Original A/R Manhattan Lease to MHA, by instrument recorded in Book 682, at Page 475, of the Register of Deeds of Riley County, Kansas.

31. The Original A/R Manhattan Lease was thereafter amended pursuant to the terms and conditions of that certain Amended and Restated Lease Agreement dated as of January 1, 1997, between Manhattan, as lessor, and MHA, as lessee, and recorded in Book 706, at Page 212, of the Register of Deeds of Riley County, Kansas (the “Manhattan Lease”).

D.	The Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents

32. LHA and MHA, as mortgagor, made, executed, and delivered to the Third Tenant, as mortgagee, one Leasehold Mortgage, Security Agreement, and Assignment of Rents dated August 28, 1995 (the “Original Mortgage”), which encumbered both the Lawrence Property and the Manhattan Property, together with all items described in the Original Mortgage as the “Mortgaged Property”, including, but not limited to all rents, income, and profits.

33. The Original Mortgage was recorded in Book 540, at Page 131, of the Register of Deeds of Douglas County, and in Book 682, at Page 481, of the Register of Deeds of Riley County, Kansas.

34. The Third Tenant assigned its interest in the Original Mortgage to Column Financial, Inc. by instrument recorded in Book 541, at Page 1834, of the Register of Deeds of Douglas County, and in Book 684, at Page 16, of the Register of Deeds of Riley County, Kansas.

35. The Original Mortgage was thereafter amended pursuant to the terms and conditions of that certain Amended and Restated Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents dated as of September 27, 1995, between LHA and MHA, as mortgagor, and Column Financial, Inc., as mortgagee, and recorded in Book 541, at Page 1851, of the Register of Deeds of Douglas County, and in Book 684, at Page 33, of the Register of Deeds of Riley County, Kansas.

36. The indebtedness secured by the Original Mortgage was further secured by the Assignment of Leases, Rents and Revenues dated as of September 27, 1995, and recorded in Book 541, at Page 1886, of the Register of Deeds of Douglas County, and in Book 684, at Page 67, of the Register of Deeds of Riley County, Kansas.

37. Column Financial, Inc. assigned its interest in the Original Mortgage to Texas Commerce Bank, National Association, by instrument recorded in Book 571, at Page 830, of the Register of Deeds of Douglas County, and in Book 706, at Page 206, of the Register of Deeds of Riley County, Kansas.

38. The Original Mortgage was thereafter amended pursuant to the terms and conditions of that certain Amended and Restated Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents dated January 29, 1997 between LHA and MHA, as mortgagor, and the Trustee, as mortgagee, and recorded in Book 571, at Page 872, of the Register of Deeds of Douglas County, and in Book 706, at Page 250, of the Register of Deeds of Riley County, Kansas (the “A/R Mortgage”). The A/R Mortgage and the Assignment of Leases, Rents and Revenues, as heretofore amended and assigned, are hereafter referred to as the “Mortgage”. A copy of the Mortgage is attached hereto as Exhibit C.

39. To further secure the Notes and the indebtedness evidenced thereby, LHA and MHA, as mortgagor, made, executed, and delivered to the Trustee, as mortgagee, a Second Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents dated January 29, 1997 (the “Second Mortgage”), and recorded in Book 571, at Page 894, of the Register of Deeds of Douglas County, and in Book 706, at Page 268, of the Register of Deeds of Riley County, Kansas. A copy of the Second Mortgage is attached hereto as Exhibit D.

40. The Mortgage and Second Mortgage provide that LHA and MHA wholly waive all rights of redemption from sale under any order or decree of foreclosure of the Mortgage and Second Mortgage on behalf of LHA and MHA, and on behalf of each and every person acquiring any interest in or title to the Lawrence Property and the Manhattan Property subsequent to the execution of the Mortgage and the Second Mortgage.

41. LHA and MHA, as mortgagor, granted the Trustee a security interest in the Lawrence Property and the Manhattan Property to the full extent that the Lawrence Property and the Manhattan Property may be subject to the Uniform Commercial Code (that portion of the Mortgaged Property subject to the Uniform Commercial Code is the “Collateral”). A copy of the financing statements are attached hereto as Exhibit E.

42. The Trustee’s security interest in the Mortgaged Property and the Collateral is a properly perfected first lien on the Mortgaged Property and the Collateral. Hereinafter, the Collateral shall be included in the defined term “Mortgaged Property”.

43. LHA and MHA, as mortgagor, further granted, transferred, and absolutely and unconditionally assigned to the Trustee all of LHA’s and MHA’s right, title, and interest in and to the leases, rents and revenues, as such terms are defined in the Mortgage. Hereinafter, all such right, title, and interest in and to the leases, rents, and revenues shall be included in the defined term “Mortgaged Property”.

E. Default of LHA and MHA

44. Plaintiff has fulfilled its obligations under the Note, Second Note, the Lawrence Lease, the Manhattan Lease, the Mortgage, and the Second Mortgage.

45. Pursuant to the Lawrence Lease and the Manhattan Lease, LHA and MHA, were required to make rental payments sufficient to pay the principal of, premium, if any, and interest on the Lawrence Bonds and the Manhattan Bonds, respectively, which rental payments would be credited toward the indebtedness evidenced by the Note and Second Note as provided therein.

46. LHA and MHA are each in default of their respective obligations under the Leases, the Note, the Second Note, and, therefore, are in default of the Mortgage, and the Second Mortgage (hereinafter said obligations are called the “Indebtedness”).

47. Plaintiff has provided notice to Defendants regarding their defaults.

48. Despite notice to Defendants, these defaults were not timely cured and Plaintiff has accelerated the entire indebtedness under the Notes so that the entire balance is immediately due and payable.

COUNT I
FORECLOSURE JUDGMENT IN REM AGAINST
LHA AND THE LAWRENCE LEASEHOLD

49. Plaintiff incorporates each of the preceding paragraphs as though fully set forth herein.

50. LHA is in default of its obligations under the Notes, the Lawrence Lease, the Mortgage, and the Second Mortgage by failing to make payments, as described above, pursuant to the terms of the validly executed Notes, Lawrence Lease, Mortgage, and Second Mortgage.

51. The outstanding Indebtedness under the Lawrence Indenture is in the principal amount of $5,215,000, plus all accrued interest and costs. Such amounts due will continue to accrue until payment in full is made under the Notes.

52. In addition, Plaintiff, in order to bring this action, has so far advanced sums for conducting title searches and abstracting costs, and other inquiries, which Plaintiff is entitled to recover from LHA, together with all other subsequent fees, costs, and expenses incurred by Plaintiff, together with interest on the total amount of the judgment until paid.

WHEREFORE, Plaintiff prays for in rem judgment against LHA in the amount of $5,215,000, plus all accrued interest and costs due Plaintiff pursuant to the terms and provisions of the Notes, the Lawrence Lease, the Mortgage, and the Second Mortgage in addition to any other sums and interest payable pursuant to the terms of the Notes, the Lawrence Lease, the Mortgage, and the Second Mortgage, plus costs of collection including reasonable attorneys’ fees, court costs, the costs of this action, including abstracting and title search charges, publication costs, and such other further relief as the Court deems just and proper, subject to any proceeds Plaintiff may receive from foreclosure or sale of the Mortgaged Property.

Plaintiff further prays that the lien and security interest of the Mortgage be foreclosed and that the Mortgaged Property located in Lawrence, Kansas, be ordered sold according to law, without appraisement, by the Sheriff of Douglas County, Kansas, in such order as Plaintiff, in its sole discretion may determine; that the court find that the statutory redemption period has been validly waived by defendants LHA and MHA; and that the proceeds from the sale be applied as follows:

FIRST, to the payment of the costs of this action and of said sale;

SECOND, to the payment of any and all taxes and assessments, and interest and penalties thereon, which may be due on the Lawrence Property at the date of sale;

THIRD, to the payment of amounts set forth in a Settlement Agreement dated August 31, 2005, between Plaintiff and Defendants LHA and MHA;

FOURTH, to the payment of the judgment of Plaintiff, with interest thereon as set forth herein; and

FIFTH, that the remainder, if any, be paid into the Court subject to the further order of this Court.

Plaintiff further prays for such other and further relief as the Court may deem equitable and just, including recovery of its costs herein incurred and expended.

COUNT II
FORECLOSURE JUDGMENT IN REM AGAINST
MHA AND THE MANHATTAN LEASEHOLD

53. Plaintiff incorporates each of the preceding paragraphs as though fully set forth herein.

54. MHA is in default of its obligations under the Notes, the Manhattan Lease, the Mortgage, and the Second Mortgage by failing to make payments, as described above, pursuant to the terms of the validly executed Notes, Manhattan Lease, Mortgage, and Second Mortgage.

55. The outstanding Indebtedness under the Manhattan Indenture is in the principal amount of $5,215,000, plus all accrued interest and costs. Such amounts due will continue to accrue until payment in full is made under the Notes.

56. In addition, Plaintiff, in order to bring this action, has so far advanced sums for conducting title searches and abstracting costs, and other inquiries, which Plaintiff is entitled to recover from MHA, together with all other subsequent fees, costs, and expenses incurred by Plaintiff, together with interest on the total amount of the judgment until paid.

WHEREFORE, Plaintiff prays for in rem judgment against MHA in the amount of $5,215,000, plus all accrued interest and costs due Plaintiff pursuant to the terms and provisions of the Notes, the Manhattan Lease, the Mortgage, and the Second Mortgage in addition to any other sums and interest payable pursuant to the terms of the Notes, the Manhattan Lease, the Mortgage, and the Second Mortgage, plus costs of collection including reasonable attorneys’ fees, court costs, the costs of this action, including abstracting and title search charges, publication costs, and such other further relief as the Court deems just and proper, subject to any proceeds Plaintiff may receive from foreclosure or sale of the Mortgaged Property.

Plaintiff further prays that the lien and security interest of the Mortgage be foreclosed and that the Mortgaged Property located in Manhattan, Kansas, be ordered sold according to law, without appraisement, by the Sheriff of Riley County, Kansas, in such order as Plaintiff, in its sole discretion may determine; that, pursuant to K.S.A. § 60-601(c), the court direct the Clerk of the District Court of Douglas County, Kansas, to immediately transmit a transcript of the Journal Entry of Judgment to the Clerk of the District Court of Riley County, Kansas, for docketing and filing; that the court find that the statutory redemption period has been validly waived by defendants LHA and MHA; and that the proceeds from the sale be applied as follows:

FIRST, to the payment of the costs of this action and of said sale;

SECOND, to the payment of any and all taxes and assessments, and interest and penalties thereon, which may be due on the Manhattan Property at the date of sale;

THIRD, to the payment of amounts set forth in a Settlement Agreement dated August 31, 2005, between Plaintiff and Defendants LHA and MHA;

FOURTH, to the payment of the judgment of Plaintiff, with interest thereon as set forth herein; and

FIFTH, that the remainder, if any, be paid into the Court subject to the further order of this Court.

Plaintiff further prays for such other and further relief as the Court may deem equitable and just, including recovery of its costs herein incurred and expended.

Respectfully submitted, BRYAN CAVE LLP By:

	Michelle M. Masoner Mark G. Stingley	KS Bar No. 18424 MO Bar No. 26071

3500 One Kansas City Place
1200 Main Street
Kansas City, Missouri 64105
Telephone: (816) 374-3200
Facsimile: (816) 374-3300

Attorneys for Plaintiff JPMorgan Chase Bank, National Association, in its capacity as Trustee.

VERIFICATION

STATE OF ) ss	)

COUNTY OF     )

I, Chris Matthews, being duly sworn upon my oath, state that I am Vice President of JPMorgan Chase Bank, National Association, in its capacity as Trustee, that I have read the foregoing Verified Petition for Foreclosure of Mortgage and Other Relief and that the allegations contained therein are true to the best of my knowledge and belief, and that I am authorized to sign this Verification on behalf of JPMorgan Chase Bank, National Association, in its capacity as Trustee.

J. Chris Matthews
Vice President

The foregoing Verification page was subscribed to before me this      day of August, 2005.

Notary Public

My Commission Expires:

EXHIBIT E

Answer

IN THE DISTRICT COURT OF DOUGLAS COUNTY, KANSAS

JPMORGAN CHASE BANK,	)
NATIONAL ASSOCIATION, as Trustee	)
)
Plaintiff,		)	Case No. 2005-CV-451
v.		)	Div. 2
		)	Chapter 60
LAWRENCE HOSPITALITY	)
ASSOCIATES, L.P., et. al.		)	Title to Real Property Involved
)
Defendants.		)

JOINT ANSWER OF DEFENDANTS LAWRENCE HOSPITALITY ASSOCIATES, L.P. AND MANHATTAN HOSPITALITY
ASSOCIATES, L.P.

Defendants Lawrence Hospitality Associates, L.P. (“LHA”), and Manhattan Hospitality Associates, L.P (“MHA”), for their Joint Answer to the Verified Petition of Plaintiff JPMorgan Chase Bank, National Association as Trustee, for Foreclosure of Leasehold Mortgages, respectfully alleges as follows:

1. LHA and MHA lack sufficient information to admit or deny the allegations contained in the Petition, and therefore, deny the same. Defined terms in the Petition have the same meaning in this Answer.

2. LHA hereby consents to in rem judgment against LHA on Count I of the Petition in the amount of $5,215,000, plus all accrued interest and costs due Plaintiff pursuant to the terms and provisions of the Notes, the Lawrence Lease, the Mortgage, and the Second Mortgage in addition to any other sums and interest payable pursuant to the terms of the Notes, the Lawrence Lease, the Mortgage, and the Second Mortgage, plus costs of collection including reasonable attorneys’ fees, court costs, the costs of this action, including abstracting and title search charges, publication costs, and such other further relief as the Court deems just and proper, subject to any proceeds Plaintiff may receive from foreclosure or sale of the Mortgaged Property.

3. MHA hereby consents to in rem judgment against MHA on Count II of the Petition in the amount of $5,215,000, plus all accrued interest and costs due Plaintiff pursuant to the terms and provisions of the Notes, the Manhattan Lease, the Mortgage, and the Second Mortgage in addition to any other sums and interest payable pursuant to the terms of the Notes, the Manhattan Lease, the Mortgage, and the Second Mortgage, plus costs of collection including reasonable attorneys’ fees, court costs, the costs of this action, including abstracting and title search charges, publication costs, and such other further relief as the Court deems just and proper, subject to any proceeds Plaintiff may receive from foreclosure or sale of the Mortgaged Property.

4. Effective as of the date of the Journal Entry for in Rem Judgment and Foreclosure entered in the above-captioned litigation, LHA and MHA disclaim any interest in the Mortgaged Property.

WHEREFORE, LHA and MHA, having fully answered the Petition, request that the Court enter a Journal Entry for in Rem Judgment and Foreclosure as above set forth.

Respectfully submitted,

By:

Mark S. Carter KS#11529

1201 Walnut Street, Suite 2700

Kansas City, MO 64106

(816)842-8600

ATTORNEYS FOR DEFENDANTS

LAWRENCE HOSPITALITY ASSOCIATES, L.P.

AND MANHATTAN HOSPITALITY

ASSOCIATES, L.P.

EXHIBIT F

Lawrence Management Agreement

EXHIBIT G

Manhattan Management Agreement